UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2010 (August 5, 2010)

DOCUMENT CAPTURE TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27773	80-0133251
(State or other jurisdiction of	(Commission File Number)	(I.R.S.Employer
incorporation or organization)		Identification Number)

1798 Technology Drive
San Jose, California 95110
 (Address of principal executive offices, Zip code)

408-436-9888 ext. 207
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 5, 2010, Document Capture Technologies, Inc. (the “Company”) and NCR Corporation (“NCR” or “Investor”) entered into a Share Purchase Agreement (“Purchase Agreement”), attached hereto as Exhibit 10.1, pursuant to which Investor purchased from the Company 3,861,004 shares (the “Shares”) of the Company’s common stock, par value $.001 per share, (“Common Stock”) for an aggregate purchase price of $4,000,000 (the “Investment”).  In connection therewith, the Company also granted Investor a two-year option to purchase up to an additional $4,000,000 of Common Stock at an exercise price of $1.036 per share, subject to adjustment, as more fully described below.  The Shares, and the option, were issued and granted pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Under the Purchase Agreement, the Company agreed to, among other things, use the net proceeds from the Investment to support its operations and the marketing and promotion of its products, for product tooling and engineering, research and development and strategic investments and transactions, and to otherwise fund working capital for its operations, and not to use the net proceeds for any other purposes.  The Company also agreed that, subject to certain exceptions, it would not, as long as Investor holds at least 5% of the Shares, without the prior written consent of Investor:

•
enter into any agreement or arrangement with any affiliate of the Company, any director or executive officer of the Company, or that would otherwise be required to be reported by the Company under Item 404 of Regulation S-K; or

•	during the twelve month period beginning on the date of the Purchase Agreement:

–	materially amend or modify the terms, covenants or provisions of its existing loan agreement with Bridge Bank (as amended in connection with the Purchase Agreement;

–	increase, or cause to be increased, the total principal amount available to the Company under its loan agreement with Bridge Bank to an amount greater than $2,000,000; or

–	issue, grant or sell any shares of capital stock, or any warrants, options or other rights to purchase or acquire shares of capital stock, or any securities convertible into shares of capital stock.

The Company also agreed under the Purchase Agreement to indemnify Investor for losses arising out of or resulting from breaches of representations, warranties, agreements and covenants made by the Company in the Purchase Agreement or the other agreements entered into in connection therewith.

In connection with the Investment, the Company and Investor also entered into an Investor Rights Agreement, in the form attached hereto as Exhibit 10.2 (the “IR Agreement”), pursuant to which the Company granted Investor certain rights, including those set forth below.

•
Investor received anti-dilution protection, effective during the eighteen months following the date of the IR Agreement, in respect of the Shares.  Under the anti-dilution provisions, unless waived by Investor, issuances or deemed issuances of Common Stock with an effective price that is less than $1.036 (as adjusted), would result in the issuance of additional shares of Common Stock, determined on a full ratchet basis, to Investor.

•
Investor also received, subject to certain limitations, demand registration rights and unlimited piggy-back registration rights with respect to the Shares and any shares of Common Stock issued upon exercise of the Option.  The registration rights terminate when all of the Shares and any shares of Common Stock issued upon exercise of the Option may be sold pursuant to Rule 144 without restriction or limitation, or, if earlier, on the fifth anniversary of the date of the IR Agreement.

•
The Company granted Investor the right to purchase, at its discretion, up to an additional $4,000,000 of the Company’s common stock at an exercise price of $1.036 per share (the “Option”).  The Option may be exercised at any time or from time to time by Investor commencing on August 5, 2010 and ending at 5:00 p.m. (Eastern Time) on the second anniversary of such date.  The exercise price of the Option is subject to adjustment for stock splits or combinations; dividends or distributions payable in shares of Common Stock; reclassifications, exchanges or substitutions; and reorganizations, mergers, consolidations or sales of assets.  The exercise price of the Option is also subject to adjustment, on a full ratchet basis, for issuances or deemed issuances of Common Stock with an effective price that is less than the Option exercise price then in effect.

•
Investor also has the right to receive certain financial information of the Company and notice of the receipt by the Company of bona fide takeover proposals involving the Company, and the right to make periodic inspections of the Company’s books and facilities.

The Company also entered into a Voting Agreement, in the form attached hereto as Exhibit 10.3(the “Voting Agreement”), with Investor and certain of the Company’s stockholders.  Under the Voting Agreement, Investor was granted the right to appoint a board observer to attend meetings of the Company’s Board of Directors in a nonvoting observer capacity.  Investor also was granted the right, at its discretion, to designate a member of the Company’s Board of Directors, and the stockholders who are party to the Voting Agreement agreed, in the event of any such designation, to vote their shares of Company stock to elect Investor’s designee.  Such stockholders also agreed that, at Investor’s request, they would not sell their shares of the Company’s stock for up to 180 days following the effective date of a final prospectus covering the resale of Company stock by Investor.  The Voting Agreement will terminate on the earlier to occur of (i) a change in control of the Company, (ii) Investor owning less than 1% of the fully-diluted outstanding shares of the Common Stock, and (iii) the approval by Investor and at least 50% of the stockholders that are party thereto.

Concurrent with the execution of the Purchase Agreement, the Company and Investor also amended their existing Strategic Supplier Master Procurement Agreement (the “Reseller Agreement”).  The Reseller Agreement, dated July 17, 2009, covers the manufacture and sale by the Company to Investor, and the purchase and resale by Investor, of specified scanning products.  The original Reseller Agreement had a three-year term, which automatically renewed unless either party gave at least 180 days’ prior written notice.  The amendment extends the current term to August 6, 2014, and provides, subject to certain exceptions, that the Company will not sell, directly or indirectly, any products to any entity who engages in the business of (i) operating or supplying remote deposit capture products, services or functionality or (ii) operating or supplying product that facilitate the scanning, transmitting, storage of electronic documents on a bank’s secure server.

The foregoing summary of the terms and conditions of the Purchase Agreement, the IR Agreement and the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents attached as Exhibits hereto, and which are hereby incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of the Shares and grant of the Option.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

10.1	Share Purchase Agreement dated August 5, 2010 (without schedules and exhibits)
10.2	Investor Rights Agreement dated August 5, 2010
10.3	Voting Agreement dated August 5, 2010
10.4	Amendment to Strategic Master Procurement Agreement dated August 5, 2010
99.1	Press Release dated August 9, 2010

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company does not undertake a duty to update any forward looking statements made in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT CAPTURE TECHNOLOGIES, INC.

Date: August 9, 2010	By:	/s/ David P. Clark
Name: David P. Clark
Title: Chief Executive Officer